Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-215892) of JELD-WEN Holding, Inc. of our report dated March 3, 2017 relating to the financial statements and financial statement schedule, which appear in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 3, 2017